SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14(a)-12

Resource Capital Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RESOURCE CAPITAL GROUP, INC
419 Crossville Road, Suite 204
Roswell, Georgia 30075

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH ___, 2003

     As a stockholder of Resource Capital Group, Inc. (the “Company”), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of Stockholders of the Company to be held at Resource Capital Group, Inc., 419 Crossville Road, Suite 204, Roswell, Georgia 30075, on March      , 2003, at      AM, local time, for the following purposes:

1.	To consider and act upon a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock. As part of the Reverse Stock Split, (a) stockholders would receive one share of our common stock for every 300 shares of our common stock that they own, (b) stockholders would receive cash in lieu of any fractional share they would otherwise be entitled to receive as a result of the Reverse Stock Split, and (c) the Company’s Certificate of Incorporation would be amended to implement the Reverse Stock Split of our outstanding shares. The Reverse Stock Split is proposed to terminate the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended.

2.	If the Reverse Stock Split proposal is approved, to consider and act upon an amendment to the Company’s Certificate of Incorporation to proportionally reduce the number of shares of common stock which the Company shall have authority to issue from 1,000,000 authorized shares of common stock to 3,333 authorized shares of common stock (the “Reduction in Authorized Common Stock”).

3.	To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on February 3, 2003, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof. Only stockholders at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed. The Board of Directors unanimously recommends that you vote for approval of the Reverse Stock Split and the Reduction in Authorized Common Stock.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, it is very important for your shares to be represented at the meeting. We respectfully request that you date, execute and mail promptly the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States. A proxy may be revoked by a stockholder by notifying the Secretary of the Company in writing at any time prior to its use, by executing and delivering a subsequent proxy or by personally appearing at the Special Meeting and casting your vote, each as specified in the enclosed proxy statement.

By order of the Board of Directors

Albert G. Schmerge, III
President, CEO and Chairman of the Board

Dated:	February , 2003
Roswell, Georgia

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED
PROXY CARD IN THE ENVELOPE PROVIDED.

SUMMARY TERM SHEET
SPECIAL FACTORS
Purpose and Reasons for the Reverse Stock Split
Potential Disadvantages
Background
Alternatives Considered by the Board of Directors
Fairness of the Reverse Stock Split
Opinion of Adams Capital
Certain Effects of Reverse Stock Split and the Reduction in Authorized Common Stock on the Company's Stockholders
Material Federal Income Tax Consequences
PROPOSAL NO. 1 REVERSE STOCK SPLIT
General
Exchange of Certificates and Payment of Fractional Shares
Vote Required
Voting Procedures and Revocability of Proxies
Appraisal and Dissenters' Rights
PROPOSAL NO. 2 REDUCTION IN AUTHORIZED COMMON STOCK
General
Vote Required
INFORMATION ABOUT RESOURCE CAPITAL GROUP
General
Description of Common Stock
Current Directors and Executive Officers
Purchases of Common Stock by the Company and its Affiliates
Ownership of Voting Securities of the Company
Price Range Of Common Stock And Dividends
Persons Making the Solicitation
PROPOSALS OF SHAREHOLDERS
OTHER MATTERS
FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
AVAILABLE INFORMATION
Appendix A
Appendix B

RESOURCE CAPITAL GROUP, INC.
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH ____, 2003

To Our Stockholders:

     This Proxy Statement is furnished to the stockholders of Resource Capital Group, Inc. (the “Company”) for use at a Special Meeting of Stockholders on March      , 2003 (the “Special Meeting”), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and can be revoked at any time prior to the voting of the proxy (as provided herein). Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted as follows:

1.	For the approval of a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock whereby the stockholders of the Company will receive one share of new common stock, $.01 par value (the “New Common Stock”), of the Company for every 300 shares of common stock of the Company, $.01 par value (the “Existing Common Stock”) owned as of the effective date. To effect the Reverse Stock Split, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), will be amended. The Reverse Stock Split, including the payment of cash in lieu of the issuance of fractional shares resulting from the Reverse Stock Split, is proposed to terminate the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	For the approval of an amendment to the Company’s Certificate of Incorporation to reduce the number of the Company’s authorized shares of common stock from 1,000,000 authorized shares to 3,333 authorized shares, which is in proportion to the Reverse Stock Split (the “Reduction in Authorized Common Stock”).

3.	The proxies will be voted in accordance with the recommendation of management as to any other matters, which may properly come before the Special Meeting.

     The record of stockholders entitled to vote at the Special Meeting was taken at the close of business on February 3, 2003 (the “Record Date”). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is February      , 2003. The principal executive offices of the Company are located at 419 Crossville Road, Suite 204, Roswell, Georgia 30075.

     The Reduction in Authorized Common Stock is contingent upon stockholder approval of the Reverse Stock Split proposal. If the Reverse Stock Split proposal is not approved, the Reduction in Authorized Common Stock proposal will not be submitted to a vote at the Special Meeting.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement or related Schedule 13E-3, and if given or made, such information or representation should not be relied upon as having been authorized by the Company.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the transaction proposed herein or determined if this Proxy Statement is truthful or complete. The Commission has not passed upon the fairness or merits of the transactions contemplated hereby nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET	1
SPECIAL FACTORS	5
Purpose and Reasons for the Reverse Stock Split	5
Potential Disadvantages	6
Background	6
Alternatives Considered by the Board of Directors	8
Fairness of the Reverse Stock Split	11
Opinion of Adams Capital	14
Certain Effects of Reverse Stock Split and the Reduction in Authorized Common Stock on the Company’s Stockholders	18
Material Federal Income Tax Consequences	20
PROPOSAL NO. 1 REVERSE STOCK SPLIT	21
General	21
Exchange of Certificates and Payment of Fractional Shares	21
Vote Required	22
Voting Procedures and Revocability of Proxies	22
Appraisal and Dissenters’ Rights	23
PROPOSAL NO. 2 REDUCTION IN AUTHORIZED COMMON STOCK	24
General	24
Vote Required	24
INFORMATION ABOUT RESOURCE CAPITAL GROUP	25
General	25
Description of Common Stock	25
Current Directors and Executive Officers	25
Purchases of Common Stock by the Company and its Affiliates	27
Ownership of Voting Securities of the Company	27
Price Range Of Common Stock And Dividends	28
Persons Making the Solicitation	29
PROPOSALS OF SHAREHOLDERS	29
OTHER MATTERS	29
FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE	29
FORWARD-LOOKING STATEMENTS	29
AVAILABLE INFORMATION	30
APPENDIX A AMENDMENT TO CERTIFICATE OF INCORPORATION
APPENDIX B OPINION OF ADAMS CAPITAL

SUMMARY TERM SHEET

     This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the Reverse Stock Split and the Reduction in Authorized Common Stock, you should carefully read this entire document, its attachments and the other documents to which we refer.

     Why is the Company Proposing a Reverse Stock Split?

•	The Reverse Stock Split and payment of cash in lieu of fractional shares resulting therefrom has been unanimously approved by our Board of Directors and is proposed to reduce the number of stockholders of record to less than 300, thereby allowing us to terminate our registration under the Exchange Act and relieving us of the costs of filing public documents. As a private company, we would no longer be required to file annual and quarterly reports with the Securities and Exchange Commission (the “SEC”).

•	The reasons for the Reverse Stock Split are discussed below under the caption “SPECIAL FACTORS – Purpose and Reasons for the Reverse Stock Split.”

What Will I Receive if the Reverse Stock Split is Approved?

If the Reverse Stock Split is approved by the stockholders and implemented:

•	One share of New Common Stock will be exchanged for every 300 shares of Existing Common Stock held as of the effective date.

•	The procedure for this exchange is described below under the caption “PROPOSAL NO. 1 REVERSE STOCK SPLIT – Exchange of Certificates and Payment of Fractional Shares.”

•	No new certificates representing fractional shares will be issued. Instead, you would receive cash in lieu of the fractional share at a rate of $1,500 per whole share of New Common Stock (reflects a $5.00 pre-split valuation of Existing Common Stock). This transaction will not involve commissions or other transaction fees that would be charged if you sold shares on the open market. We estimate that approximately $213,000 will be paid for resulting fractional shares.

•	The payment of cash in lieu of fractional shares is described below under the caption “PROPOSAL NO. 1 REVERSE STOCK SPLIT – Exchange of Certificates and Payment of Fractional Shares.”

What Does “Going Private” Mean?

•	“Going private” means the Company will no longer be a public reporting company under the federal securities laws. However, affiliated and unaffiliated stockholders who hold over 300 shares of Existing Common Stock will continue to be stockholders of the Company.

•	We estimate that there will be approximately 150 stockholders of record remaining as a result of the Reverse Stock Split. If the Company has less than 300 stockholders of record of its common stock, the Company may terminate the registration of its common stock under the Exchange Act.

•	If the Reverse Stock Split is approved, we would not have to file annual, quarterly and other reports that we currently file with the SEC. You can obtain copies of our filings with the SEC through the SEC’s internet site http://www.sec.gov. See “AVAILABLE INFORMATION.”

•	Brokers and dealers would typically not make a market or publish quotations for the common stock of the Company. Currently, there is no market maker or established public trading market for the Existing Common Stock.

•	For further information, see “SPECIAL FACTORS” and “PROPOSAL NO. 1 REVERSE STOCK SPLIT” below.

How Did the Board of Directors Determine the Fairness of the Reverse Stock Split?

•	The Board of Directors determined that the Reverse Stock Split was fair to both affiliated and unaffiliated stockholders based on the liquidity opportunity provided in the absence of an established trading market and the benefit to continuing stockholders of reduced expenses. See “SPECIAL FACTORS – FAIRNESS OF THE REVERSE STOCK SPLIT.”

•	With respect to valuation, the Company engaged Adams Capital, Inc., an independent valuation firm, to determine the fair value of the fractional shares to be paid in cash in the Reverse Stock Split.

•	Adams Capital opined to the Board of Directors that a value of $5.00 per share of Existing Common Stock in connection with the Reverse Stock Split is fair from a financial point of view to the holders of common stock of the Company. See “SPECIAL FACTORS – Opinion of Adams Capital.” The Board relied upon the opinion of Adams Capital.

What are the Interests of Affiliates of the Company in the Transaction?

•	Affiliates of the Company have the same interest in the Reverse Stock Split as unaffiliated stockholders. Both affiliated and unaffiliated stockholders will receive the same consideration for their fractional shares. See “SPECIAL FACTORS – Fairness of the Reverse Stock Split.”

•	The payment of cash in lieu of fractional shares in the Reverse Stock Split is expected to eliminate approximately 9.3% of the Company’s common equity. As a result, the aggregate beneficial ownership of affiliated stockholders would increase from 29.8% to 32.6% (including shares issuable upon exercise of options and warrants), or less than 3%. Similarly, the elimination of 9.3% of the Company’s existing common equity would result in the aggregate beneficial ownership of all unaffiliated stockholders currently holding more than 300 shares increasing from approximately 65.1% to 71.9%.

Do I Have Appraisal or Dissenters’ Rights?

•	Under Delaware law, you do not have the right to demand the appraised value of your shares or any other dissenters’ rights if you vote against the Reverse Stock Split transaction. See “PROPOSAL NO. 1 REVERSE STOCK SPLIT – Appraisal and Dissenters’ Rights.”

How Will the Ownership Interests of Holders of Fewer than 300 Shares be Affected by the Reverse Stock Split?

•	Holders of fewer than 300 shares of Existing Common Stock will no longer have any voting or ownership rights in the Company after the Reverse Stock Split is effected and will instead be entitled to receive a cash payment in lieu of their interest based on a valuation of $5.00 per share of Existing Common Stock. As a result, such holders will no longer be able to participate in any future growth of the Company. See “SPECIAL FACTORS – Certain Effects of Reverse Stock Split Proposal on the Company’s Stockholders.”

How Can I Maintain My Interest in the Company if I Currently Hold Less than 300 Shares?

•	If you hold less than 300 shares of Existing Common Stock as of the effective date of the Reverse Stock Split you will not receive New Common Stock. Instead, you would receive cash in lieu of the fractional share at a rate of $1,500 per whole share of New Common Stock (reflects a $5.00 pre-split valuation of Existing Common Stock).

•	Any holder of record of less than 300 shares of common stock who desires to retain an equity interest in the Company after the Reverse Stock Split may do so by purchasing, prior to the effective date of the Reverse Stock Split, a sufficient number of shares of common stock such that the total number or shares held of record by such holder immediately prior to the Reverse Stock Split is equal to or greater than 300. The opportunity to purchase additional shares may be limited by the absence of an established public trading market, and will depend on whether existing holders are willing to sell a portion of their interest.

•	The Company will maintain a list of existing stockholders that are willing to purchase (or sell) shares of Existing Common Stock from other existing stockholders. Any holder desiring to purchase (or sell) such shares may contact the Company to obtain a copy of this list of existing stockholders that are willing to purchase (or sell) shares. This list may be used by existing stockholders desiring to “buy up” enough shares of Existing Common Stock to allow them to retain an ownership interest in the Company after the Reverse Stock Split. See “SPECIAL FACTORS – Fairness of the Reverse Stock Split.”

What are the Principal Advantages of the Reverse Stock Split?

•	Currently, no trading market exists for the Company’s securities, so cashing out fractional shares in a reverse stock split allows both affiliated and unaffiliated stockholders to obtain cash for otherwise illiquid share holdings.

•	The Company believes, based upon historical information, that it may save $75,000-$150,000 per year in costs associated with being a public reporting company. However, these cost savings are not expected to be fully realized until the fiscal year ended December 31, 2004, if at all.

•	Both affiliated and unaffiliated stockholders receiving New Common Stock will benefit from the reduction of direct and indirect costs borne by the Company to maintain its public company status. In addition, affiliated and unaffiliated stockholders holding a number of shares not evenly divisible by 300 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transactions costs.

•	To review the principle advantages of the Reverse Stock Split in greater detail please read the discussions under “SPECIAL FACTORS – Purpose and Reasons for the Reverse Stock Split” and “SPECIAL FACTORS – Fairness of the Reverse Stock Split.”

What are the Principal Disadvantages of the Reverse Stock Split?

•	Stockholders who are cashed-out completely will no longer have any ownership or voting rights in the Company and will not be able to participate in any future growth or profits that the Company may experience.

•	If the Reverse Stock Split is effected, the Company will become a private company, and there will be no opportunity for a public market for the Company’s securities to develop unless the Company re-registers under the Exchange Act in the future, which is not anticipated.

•	If the Reverse Stock Split is effected, the Company will have reduced reporting and disclosure requirements due to the Company’s private status.

•	To review the principle disadvantages of the Reverse Stock Split in greater detail please read the discussions under “SPECIAL FACTORS – Purpose and Reasons for the Reverse Stock Split” and “SPECIAL FACTORS – Fairness of the Reverse Stock Split.”

What are the Federal Income Tax Consequences of the Reverse Stock Split for Stockholders?

•	The receipt of cash in the Reverse Stock Split will be taxable for federal income tax purposes. Stockholders who only receive shares of New Common Stock should not be subject to taxation as a result of the Reverse Stock Split.

•	Stockholders who receive cash in lieu of fractional shares of New Common Stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

•	To review the material tax consequences in greater detail, please read the discussion under “SPECIAL FACTORS—Material Federal Income Tax Consequences” beginning on page 21.

Why is the Company Proposing a Reduction in Authorized Common Stock?

•	The Reduction in Authorized Common Stock has been unanimously approved by our Board of Directors and is proposed to reduce the number of shares that the Company is authorized to issue in the same proportion as the Reverse Stock Split and will not be implemented unless the stockholders also approve the Reverse Stock Split. The Reduction in Authorized Common Stock proposal is contingent on stockholder approval of the Reverse Stock Split.

•	The reasons for the Reduction in Authorized Common Stock are discussed in “PROPOSAL NO. 2 REDUCTION IN AUTHORIZED COMMON STOCK.”

Can Stockholders Approve One of the Two Proposals?

•	If the stockholders approve only the Reverse Stock Split proposal, the Company will likely effect the Reverse Stock Split Proposal and the Company’s authorized common stock will remain 1,000,000.

•	The Reduction in Authorized Common Stock proposal is contingent on stockholder approval of the Reverse Stock Split proposal. Accordingly, if the stockholders do not approve the Reverse Stock Split, the Board of Directors will not submit the Reduction in Authorized Common Stock proposal to a vote at the Special Meeting. If the Reverse Stock Split is not approved, the Reduction in Authorized Common Stock proposal will be abandoned.

SPECIAL FACTORS

Purpose and Reasons for the Reverse Stock Split

     The reason for the Reverse Stock Split is to relieve the Company of the costs and burdens of remaining a public company, and reduce the costs associated with servicing many small stockholder accounts. The Board of Directors believes that because of the Company’s small size, lack of profitability and limited dividend distributions, the Company’s status as a public company has provided little liquidity for the Company’s stockholders. As a result of the absence of an established public trading market and illiquidity of the Existing Common Stock, the Company has not been able to utilize stock as a source of financing for its capital needs. The Company’s management expects no change in this situation regarding the Existing Common Stock for the foreseeable future. For these reasons, the Board of Directors believes the costs and expenses of remaining a public reporting company are not warranted because the Company has not been able to realize one of the principal benefits of public ownership.

     The Board of Directors also believes that there are considerable costs and burdens to the Company in remaining a public reporting company. To comply with its obligations under the Exchange Act, the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from termination of registration of common shares include: lower printing and mailing costs; reduced reporting and disclosure requirements due to the company’s private status; and reduction in direct expenses such as word processing and preparing electronic filings in the EDGAR format prescribed by the SEC. The Company also believes that there will be a reduction in audit and legal fees, and there may be additional savings in director and officer liability insurance and directors’ fees once the Company is no longer subject to the reporting requirements of the Exchange Act. The Company also incurs substantial indirect costs as a result of executive time expended to prepare and review such Exchange Act filings. Ceasing registration of the common stock is expected to substantially reduce many of these costs.

     The Company also expects the Reverse Stock Split to substantially reduce the cost of servicing stockholder accounts. The costs of printing and mailing materials to stockholders (and dividend checks when declared and paid) increases for each stockholder account, regardless of the number of shares held by the stockholder. Many of the Company’s stockholders hold a relatively small number of shares, and the cost of servicing such accounts is disproportionate to the size of the holdings.

     Based on its experience in prior years, the Company believes that savings of $75,000 — $150,000 annually may be realized by going private. This reduction in costs is expected to benefit both affiliated and unaffiliated stockholders that retain an ownership interest in the Company in the same manner. This amount, however, is just an estimate, and the actual savings to be realized may be higher or lower than such estimate. It is expected that the savings will not be fully realized until the fiscal year ending December 31, 2004. However, the Company cannot guarantee that the benefits of going private will be accomplished as rapidly as currently expected, or at all.

     The Reverse Stock Split would not only reduce these servicing expenses, but would also provide a cash payment to holders in lieu of fractional shares. Unaffiliated and affiliated stockholders will benefit from the Reverse Stock Split in that they will receive a cash payment for all or a portion of their existing holdings. Unaffiliated holders of less than 300 shares of Existing Common Stock will receive a cash payment for their entire interest in the Company, which the Company believes provides a substantial benefit since there is currently no established trading market for the Existing Common Stock. Both affiliated and unaffiliated stockholders of record of 300 or more shares would receive a cash payment in lieu of the fractional share that they would otherwise be entitled to receive as a result of the Reverse Stock Split. Those unaffiliated and affiliated stockholders who hold 300 or more shares of Existing Common Stock will receive New Common Stock and will continue to have voting and ownership rights in the Company. The holders of New Common Stock will have the opportunity to participate in the increased opportunities for future growth that the

Company will experience due to the reduced reporting and administrative costs associated with the Company no longer being public.

     If the Reverse Stock Split is approved and implemented, the Company believes that the number of stockholders of record of the Company’s common shares will be fewer than 300. The Company intends to terminate the registration of its common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. Following the Reverse Stock Split, the decision by the Company to terminate Exchange Act registration upon implementation of the Reverse Stock Split does not require stockholder approval and will not be voted on at the Special Meeting. The Company’s duty to file periodic reports with the SEC, such as quarterly and annual reports, will be suspended once the Company has less than 300 stockholders of record.

     The Company’s Board of Directors on October 22, 2002, approved, subject to approval by the Company’s stockholders, a proposal to effect the Reverse Stock Split and the Amendment to the Company’s Certificate of Incorporation.

Potential Disadvantages

     While the Company believes the Reverse Stock Split will result in the benefits described, several disadvantages should also be noted. The ownership interest of stockholders holding less than 300 shares will be terminated, and such stockholders will not participate in the future growth of the Company. The Company will become a private company, and continuing stockholders will not have the opportunity for a public market for the Company’s securities to develop unless the Company re-registers under the Exchange Act in the future, which is not anticipated.

     After the Reverse Stock Split, the Company will terminate the registration of its common stock under the Exchange Act and the Company will no longer be subject to the reporting requirements under the Exchange Act. As a result of the termination of the Company’s reporting obligations under the Exchange Act:

•	Less information will be required to be furnished to stockholders or to be made publicly available by the Company;

•	Various provisions of the Exchange Act, such as proxy statement disclosure in connection with stockholder meetings and the related requirement of an annual report to stockholders, will no longer apply to the Company; and

•	The reporting requirements and restrictions of the Securities Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16, will no longer apply to executive officers, directors and 10% stockholders of the Company.

     Furthermore, both affiliated and unaffiliated stockholders of the Company receiving cash as a result of the Reverse Stock Split will be subject to federal income taxes and possibly state taxes, as if they had sold their shares. As a result, both affiliated and unaffiliated stockholders who receive cash due to the Reverse Stock Split may be required to pay taxes (or may recognize a capital loss) on their respective shares of Existing Common Stock which are converted into the right to receive cash from the Company. See “SPECIAL FACTORS – Material Federal Income Tax Consequences.”

Background

     From time to time over the last several years, the Company contacted a number of broker-dealers specializing in securities of issuers with small capitalizations with a view to obtaining a market maker for the Company’s common stock. Each broker-dealer contacted indicated that it was not interested in acting as a market maker in view of the small size of the Company, with the exception of several broker-dealers that indicated they would consider acting as a market maker for the Company only if the Company retained the firm for advisory services at significant fees. The Company did not pursue such proposals because such advisory services and the related fees were unnecessary, and it was unclear whether the proposals were bona fide.

     Beginning in early 2002, the outside directors of the Company initiated the discussion of a going private transaction as a means to reduce the Company’s expenses. At the Board of Directors’ meeting on April 16, 2002, the Company’s Chairman, President and CEO, Albert G. Schmerge, expressed management’s view that the Company is expending a large percentage of revenues to maintain its present status as a public company while the Company and its stockholders are deriving few benefits therefrom, since the Company has been unable to attract a public market for its stock. The Board considered the advantages and disadvantages of being a private company and unanimously directed management to develop a proposal for the Company to terminate its reporting obligations under the Exchange Act, addressing potential reverse split ranges and proposed valuation for redeeming fractional interests.

     Management met with representatives of the law firm of Powell, Goldstein, Frazer & Murphy LLP to discuss a Reverse Stock Split as well as other options for terminating the Company’s reporting obligations. After discussion with legal counsel of the options available, principally an issuer self-tender offer, management determined that a Reverse Stock Split was the most feasible in the Company’s current situation. By direction of the Board of Directors, management engaged legal counsel and a financial advisor to assist the Company in pursuing the proposed Reverse Stock Split. As Chairman, President and Chief Executive Officer, Mr. Schmerge had a significant role in structuring the Reverse Stock Split. Mr. Schmerge beneficially owns 25.7% of the Existing Common Stock and is expected to own approximately 28.2% of the New Common Stock following the Reverse Stock Split. See “INFORMATION ABOUT RESOURCE CAPITAL GROUP, INC. – Ownership of Voting Securities of the Company.”

     At the October 22, 2002, meeting of the Board of Directors, the Board reviewed with legal counsel the duties of directors under Delaware law in evaluating a reverse stock split and discussed the preparation of documents to be filed with the SEC in this regard. Also at this meeting, the Board considered the fairness opinion of Adams Capital, Inc. (“Adams Capital”) that a $5.00 pre-split valuation per share of Existing Common Stock to be paid for fractional shares resulting from the Reverse Stock Split was fair from a financial point of view to those stockholders receiving such payment for fractional shares.

     The Board then discussed the fairness of the Reverse Stock Split. See “—Fairness of the Reverse Stock Split” below. The Board noted that during the preceding thirty-six month period, the Company had not received any bona fide offers from any person for (i) the merger or consolidation of the Company into or with any person, (ii) the sale or other transfer of all or any substantial part of the assets of the Company, or (iii) securities of the Company which would enable the holder thereof to exercise control of the Company. During this period the Board of Directors did not consider a potential sale of the Company, or determine that a sale would be in the best interests of the Company or its affiliated or unaffiliated stockholders. Accordingly, the Company did not solicit any third party offers to merge or acquire the Company, nor did it authorize any member of the Board of Directors or unaffiliated party to do so. See the “SPECIAL FACTORS – Alternatives Considered by the Board of Directors.”

     The Board of Directors approved the Reverse Stock Split at its October 22, 2002 meeting because:

•	The Company is very small and, even if it were profitable, management believes it would be difficult to obtain a market maker for its common stock;

•	The cost of remaining a public company is significant, especially in relation to the size of the Company, and continues to grow, even though stockholders do not have the benefit of a liquid trading market; and

•	Terminating the Company’s reporting obligations will reduce the Company’s operating expenses related to public company reporting requirements and will improve the long-term viability of the Company, which is in the best interest of stockholders.

     In conjunction with reviewing the positive aspects of the Reverse Stock Split with counsel, the Board examined the potential negative factors associated with effecting the Reverse Stock Split and going private. The Board noted that the ownership interest of stockholders holding less than 300 shares would be terminated as a result of the Reverse Stock Split, and such stockholders would not have the opportunity to participate in the future growth of the Company. The Board noted that continuing stockholders would not have the opportunity for a public market for the Company’s securities to develop following the Reverse Stock Split, but considered the chance of such a market developing extremely remote even if the Reverse Stock Split was not implemented. The Board also recognized that less information regarding the Company would be available to continuing unaffiliated stockholders following the Reserve Stock Split. The Board also considered the estimated cost of purchasing fractional shares of $213,000 and the expenses associated with the Reverse Stock Split. See “SPECIAL FACTORS – Potential Disadvantages.”

     The Board reviewed these potential negative aspects of the Reverse Stock Split and determined that the one-time cost to effect the Reverse Stock Split was worth the anticipated future annual savings that would be realized by no longer being a reporting company. The Board, while cognizant of the fact that going private would remove the possibility for the development of a liquid market for the Company’s common stock, determined that the chances of creating a liquid market for the Company’s common stock were so remote that the impact of going private on the market for the Company’s common stock would be negligible.

     After the completion of the presentations and discussions, the Board approved the Reverse Stock Split with cash to be paid in lieu of fractional shares at the rate of $1,500 per whole share of New Common Stock (reflecting a $5.00 pre-split valuation of Existing Common Stock). All corporate actions necessary in connection with these undertakings were approved unanimously, and the Board directed that the Reverse Stock Split be submitted for approval by the Company’s stockholders at a Special Meeting.

     Failure to approve the Reverse Stock Split will continue the Company’s costs of being a public company notwithstanding the absence of the benefit of a liquid public trading market for its common stock.

     If the stockholders approve the Reverse Stock Split, the Company intends to file an Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware in substantially the form attached hereto as Appendix A. The Reverse Stock Split will become effective on the date the amendment is filed with the Secretary of State of the State of Delaware, or such later date as is specified in the filing. The Company expects the amendment to become effective as soon as practicable following the Special Meeting. If the stockholders also approve the Reduction in Authorized Common Stock described below in PROPOSAL NO. 2 REDUCTION IN AUTHORIZED COMMON STOCK, the amendment to the Certificate of Incorporation will also reduce the authorized common stock in proportion to the Reverse Stock Split.

Alternatives Considered by the Board of Directors

     The Board of Directors considered alternative transactions to reduce the number of stockholders but ultimately determined that the Reverse Stock Split was the preferred method. The Board of Directors considered the following alternative strategies:

(a) Issuer Tender Offer. The Board of Directors considered, in concept, an issuer tender offer by which the Company would offer to repurchase shares of the Company’s outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record holders so as to permit the Company to reduce the number of stockholders below 300, to reduce its administrative costs related to servicing stockholders who own a relatively small number of shares and to terminate its SEC reporting requirements. The Board was also uncertain as to whether many holders of a small number of shares would make the effort to tender their shares. In addition, the Board considered that the estimated transaction cost of completing a tender offer would be similar to the costs of the Reverse Stock Split, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that a significant number of shares would be tendered. Since an issuer tender offer would not necessarily meet the Company’s objective of reducing the number of stockholders below 300, the Board did not address or consider potential purchase prices to be offered in an issuer tender offer.

(b) Purchase of Shares in the Open Market. There is no established trading market for the Existing Common Stock; therefore, the Board of Directors believe it would be highly unlikely that shares could be acquired by the Company from a sufficient number of holders to accomplish the Board’s objectives.

(c) Liquidation. The Board of Directors also considered an orderly liquidation of the Company and distribution of the net proceeds. However, due to the downturn in the U.S. economy, the recession, the effects of September 11th and the overabundance of office space in the commercial real estate market, the Board determined that a liquidation of the Company was not appropriate at the present time in view of current conditions in the commercial real estate market affecting the Company’s properties. The Company has had to reduce its average rental rates at two of its properties due to softness in the surrounding rental market and due to the addition of several hundred office condominiums that are within the vicinity of the Company’s properties and that directly compete with the Company with lower rental rates.

Furthermore, given current economic conditions, especially in the commercial real estate sector in the areas of the Company’s properties, and the need to sell all of the Company’s properties within a relatively short period of time in the context of a full liquidation, the Company’s management estimated that gross proceeds from the sale of the Company’s real estate properties in a liquidation would be approximately $14.6 million, reflecting a 20% reduction from the estimated value of the Company’s properties individually. Since most of the Company’s properties are located in close proximity, marketing each of the properties for sale at or about the same time in a liquidation would result in expected proceeds of less than the aggregate of the estimated fair market value of the properties individually. The Company’s management also estimated that the costs associated with the liquidation would be approximately 15% of the gross proceeds from the sale of properties (approximately $2.2 million in costs), leaving approximately $12.4 million in net proceeds. In view of the Company’s liabilities of over $12.8 million, management concluded that the net proceeds from the sale of the Company’s real estate properties in a liquidation would not be likely to exceed the Company’s liabilities. Management estimated that the aggregate value of the non-real estate assets still held by the Company after a liquidation, such as cash-on-hand, escrow deposits, office equipment, furniture and autos, would not exceed approximately $2.3 million, which would be the amount necessary for the Company to achieve a liquidation distribution of $5.00 per share or more to stockholders. Thus, the Board determined that the transaction costs associated with a liquidation and dissolution of the Company at this time would likely result in an ultimate distribution to stockholders, at some point in the future after the Company’s properties have been marketed and sold, of less than the $5.00 per share of Existing Common Stock valuation used in the Reverse Stock Split.

(d) Continuing As Is. The Board of Directors considered taking no action to reduce the number of stockholders of the Company. However, due to the Company’s significant and increasing costs of compliance under the Exchange Act, especially in relation to the Company’s overall expenses and cash flow, the Board believes that taking no action at this time is not in the best interests of the Company. The Company estimates that $75,000 to $150,000 of additional annual expenses may continue to be incurred if the Company continues to be a reporting Company under the Exchange

Act. This estimate is substantially based on past experience, and may not necessarily be indicative of actual future expenses in view of the additional requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules. The Company is not able to estimate at this time the costs of full compliance with all of the recently proposed and issued rules related to the Sarbanes-Oxley Act of 2002.

(e) Alternative Reverse Split Ratios. The Board considered ratios from one-for-100 to one-for-400 shares for the Reverse Stock Split and reviewed the anticipated reduction in the number of stockholders based on the Company’s stock ledger and cash requirements for payments in lieu of fractional shares at each such ratio based on the Company’s stock ledger. The table below sets forth a summary of the information considered by the Board with respect to the determination of the reverse split ratio. Based upon this information, the Board determined that a one-for-300 share ratio was most appropriate based on (i) the increase in the potential savings in stockholder servicing costs realized as the number of stockholders of record decreases, (ii) the additional cash needed for payments in lieu of fractional shares associated with increasing the reverse split ratio, and (iii) the potential for the number of stockholders of record to increase, recognizing that the objective of the Reverse Stock Split is to reduce the number of stockholders of record and allow the Company to terminate its reporting obligations and reduce the likelihood that the Company would be required to re-register under the Exchange Act in the foreseeable future. The Company selected the one-for-300 share ratio in order to provide cash payments for the greatest number of shares practicable while maintaining prudent and appropriate cash reserves.

Assumed	Number of	Cash Payments
Reverse Split	Record Holders	in Lieu of
Ratio	"Cashed Out"(1)	Fractional Shares(2)

1 for 100	476	$94,810
1 for 200	539	154,310
1 for 300(3)	565	211,310
1 for 400	579	246,790

(1)	Record holders who would receive cash in lieu of their entire equity interest in the Company at such ratio.

(2)	Based on the $5.00 per share pre-Reverse Stock Split valuation.

(3)	Based on subsequent information, the Company currently estimates approximately $213,000 will be required for cash payments in lieu of fractional shares at the 1-for-300 Reverse Stock Split ratio, which is anticipated to reduce the number of stockholders of record to approximately 150.

     The Board of Directors has determined that the Reverse Stock Split is the most expeditious and economical method of changing the Company’s status from that of a reporting company to that of a non-reporting company. The Company has not sought, and has not received, any proposals for the merger or consolidation of the Company, or for the sale or other transfer of all or any substantial portion of the Company’s assets, or for the securities of the Company that would enable the holder thereof to exercise control of the Company. The Board did not solicit proposals involving the merger or sale of the Company because the Board did not believe that a merger or sale of the Company would be in the best interests of the Company or its stockholders in view of current conditions in the commercial real estate market affecting the Company’s properties as described under “—Liquidation” above, and the Company had received no expressions of interest to acquire the Company. Any such proposal would involve the forced sale of the entire equity interest of all affiliated and unaffiliated stockholders, while the Reverse Stock Split would only terminate the ownership rights of stockholders holding a relatively small ownership interest in the Company. In view of current conditions in the commercial real estate market, the possibility that a third party would offer a fair value to the Company’s stockholders was remote in the view of the Board.

Fairness of the Reverse Stock Split

     The Board of Directors believes that the Reverse Stock Split is fair to both the affiliated and unaffiliated stockholders of the Company. In determining the fairness of the Reverse Stock Split, the Board of Directors considered a number of factors prior to approval of the proposed transaction.

     The Board of Directors recognized the concerns of unaffiliated stockholders owning less than 300 shares of Existing Common Stock, who have virtually no liquidity because there is no established trading market for the Existing Common Stock. The Reverse Stock Split will allow such stockholders to liquidate their holdings at a fair value, and without brokerage or other transaction costs by receiving cash for their interest.

     Both affiliated and unaffiliated stockholders receiving New Common Stock will benefit from the reduction of direct and indirect costs borne by the Company to maintain its public company status. In addition, both affiliated and unaffiliated stockholders holding a number of shares not evenly divisible by 300 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transactions costs.

     The Board of Directors of the Company by unanimous vote on October 22, 2002, with no member of the Board of Directors dissenting or abstaining from such approval, adopted a resolution declaring the terms and conditions of the Reserve Stock Split to be advisable, and directing that a proposed amendment to the Certificate of Incorporation of the Company effecting the Reverse Stock Split and reducing the Company’s authorized capital proportionately be submitted to all stockholders of the Company for consideration.

     In determining the fairness of the Reverse Stock Split to affiliated and unaffiliated stockholders, and determining to approve the Reverse Stock Split and recommend that stockholders approve it, the Board of Directors considered the following material factors:

•	The small size of the Company and unlikelihood of attracting a market maker for its Existing Common Stock for the foreseeable future were both viewed by the Board as disadvantages of remaining a public reporting company that limit the liquidity of stockholders.

•	The fairness opinion and analysis of Adams Capital as of October 22, 2002, which reviewed market price, net asset and income approaches to valuation, and the book value of the Company. The Board relied on Adams Capital’s valuation analysis in making its determination that the $5.00 per share is fair, and adopted Adams Capital’s analysis of such factors as its own. Adams Capital advised the Board that preliminary draft materials previously prepared but not presented to the Board by Adams Capital did not represent the views or conclusions of Adams Capital and may not be relied upon, and only the analysis as of October 22 could be relied upon. Accordingly, the Board did not consider or give any weight to draft materials dated as of June 30 which set forth a value greater than $5.00 as of June 30. See “SPECIAL FACTORS – Opinion of Adams Capital.”

•	The Board’s view that a liquidation of the Company at this time would likely result in an ultimate distribution to stockholders of less than the $5.00 per share of Existing Common Stock valuation used in the Reserve Stock Split. See “SPECIAL FACTORS – Alternatives Considered by the Board of Directors – (c) Liquidation.”

•	Information regarding the Company’s financial condition, including the costs associated with the reporting requirements under the Exchange Act, which are significant to the Company. This information also supported the decision to proceed with the Reverse Stock Split at a one-for-300 ratio and $5.00 valuation by showing that the Company had sufficient funds to pay cash in lieu of fractional shares in the Reverse Stock Split.

•	The lack of an established trading market and extremely limited liquidity of the Existing Common Stock supported the Board’s decision to recommend the Reverse Stock Split. Since stockholders are not currently realizing one of the principal benefits of public ownership, a liquid trading market, the Board determined the costs of public reporting were not warranted.

•	The benefit afforded, in the absence of a trading market, by the Reverse Stock Split for unaffiliated stockholders who hold a small number of shares to receive a cash payment for their interest without brokerage costs, and for larger stockholders to receive a cash payment in respect of a portion of their interest, which supported the determination that the Reverse Stock Split is fair to affiliated and unaffiliated stockholders.

•	Purchases of 7,473 shares of treasury stock by the Company over the last 2-1/2 years at a price of $5.00 per share, which supported the fairness of the Reverse Stock Split to affiliated and unaffiliated stockholders, since $5.00 per share of Existing Common Stock is the same value used to determine cash to be paid in lieu of fractional shares to affiliated and unaffiliated stockholders. In the absence of a trading market for the common stock establishing a market price, these repurchases are the only available indication of a “market price.”

•	The anticipated increased cost of compliance with the additional requirements on public companies under the Sarbanes-Oxley Act of 2002 and related SEC regulations was viewed by the Board as yet another disadvantage of remaining a public reporting company.

•	The fact that at the one-for-300 ratio, the Reverse Stock Split would not significantly impact control of the Company, and that the Company expects that it would continue to have approximately 150 stockholders, with directors and executive officers beneficially owning approximately 32.6% of the New Common Stock on a pro forma basis following the Reverse Stock Split (reflecting an increase of less than 3% from their current beneficial ownership of 29.6% of the Existing Common Stock). Accordingly, the Board did not view the Reverse Stock Split as significantly impacting control of the Company.

     The Board also considered a number of potential disadvantages to the Reverse Stock Split. Following the Reverse Stock Split, there will be no opportunity for a public market for the Company’s securities to develop. In addition, the termination of the Company’s reporting obligations under the Exchange Act will substantially reduce the information that the Company is required to furnish to stockholders. See “SPECIAL FACTORS – Potential Disadvantages” and “ – Background.”

     The Board of Directors placed the greatest weight on Adams Capital opinion in view of Adams Capital’s valuation experience, the fact that the $5.00 valuation on a fully diluted basis was the highest of the valuation approaches applied by Adams Capital (see “SPECIAL FACTORS – Opinion of Adams Capital”) and the net operating income approach considered by the Board as described in the following paragraph, and the fact that the Company neither sought nor received proposals involving the merger or sale of the Company. The Company did not assign any particular weight to any of the other factors.

     At the October 22, 2002 meeting, the Board of Directors generally tested the $5.00 valuation provided by Adams Capital by using a net operating income approach to valuation. The Board of Directors believed that a 10% capitalization rate is widely accepted in the commercial real estate industry for properties such as those owned by the Company. The Board concluded that a net operating income approach would not yield a value per share higher than the $5.00 per share of Existing Common Stock that Adams Capital opined was fair from a financial point of view. The net operating income approach to valuation discussed by the Board of Directors involved (i) subtracting expenses of rental operations from rental revenues on a Company-wide basis to generate the net operating income, (ii) applying a market multiple to the net operating income, and (iii) adding the value of the company’s cash and other assets, and subtracting the Company’s other liabilities. The Board did not consider rental revenue and expenses on a property-by-property basis since the purpose of the discussion of a net operating income approach was limited to confirming the reasonableness of the $5.00 valuation conclusion of Adams Capital. The Board of Directors noted that under a net operating income approach to valuation, net operating income would likely be in the range of $1.2 million to $1.4 million. In view of the Company’s $12.8 million of liabilities, the Board of Directors noted that applying a 10% capitalization rate to net operating income would result in a value of less than $5.00 per share. After examining the Adams Capital valuation in comparison to a net operating income approach to valuation, the Board determined that it had sufficient information and concluded that the provisions of the proposed Reverse Stock Split were fair, and, as a result, adopted the $5.00 valuation expressed in Adams Capital’s opinion.

     The Board of Directors did not engage a representative to represent the unaffiliated stockholders in its deliberations of the fairness of the Reverse Stock Split, and did not condition the Reverse Stock Split on the affirmative vote of the holders of a majority of shares held by unaffiliated stockholders. Additionally, the Board made no specific provision to grant unaffiliated stockholders access to the Company’s corporate files, except as may be required by the Delaware General Corporation Law, or to obtain counsel or appraisal services at the Company’s expense. Adams Capital advised the Board of Directors that any similarity between a Company’s book value and fair market value is purely coincidental, and that book value has little, if any, bearing on fair market value based on contemporary financial theory. Accordingly, the Board of Directors did not place any weight on the book value of the Company, which was approximately $4.0 million as of September 30, 2002, or approximately $8.75 per outstanding share prior to any marketability or minority discounts in connection with fractional shares. The Board of Directors determined that the Reverse Stock Split was fair to affiliated and unaffiliated stockholders notwithstanding the foregoing because (1) affiliated and unaffiliated stockholders are treated identically in the Reverse Stock Split, (2) the Reverse Stock Split does not significantly impact control of the Company and (3) the Board adopted the analysis of Adams Capital and relied on the Adams Capital opinion, which supported the fairness of the Reverse Stock Split.

     The Board of Directors also explored alternatives to allow holders of less than 300 shares of Existing Common Stock an opportunity to maintain an interest in the Company following the Reverse Stock Split by buying additional shares of Existing Common Stock so that they would hold 300 shares of Existing Common Stock immediately prior to the Reverse Stock Split and would therefore receive a share of New Common Stock. The Board of Directors was advised that the sale of additional Common Stock or fractional interests for cash would likely require the filing of a registration statement under the Securities Act of 1933, as amended. The Board believed that the preparation and filing of a registration statement under the Securities Act would entail additional costs and likely delay the implementation of the Reverse Stock Split, and therefore determined not to offer existing holders of less than 300 shares an opportunity to buy additional shares. Since it is impractical to allow stockholders to “buy up” to one whole share of New Common Stock, the Company intends to facilitate the ability of stockholders to acquire additional shares by maintaining a list of stockholders who advise the Company that they are interested in buying or selling shares and making such list available to stockholders upon request. See “—Exchange of Certificates and Payment of Fractional Shares.”

     The list of stockholders who have advised the Company that they are interested in buying or selling shares will only be made available to existing stockholders of the Company to facilitate private purchases and sales among existing stockholders. The list will be made available to existing stockholders who request a copy of it, and it will be updated regularly. The Company will not be responsible for handling stockholder funds or securities, and the Company will not participate in transactions in any manner other than furnishing the list, nor will the Company be receiving compensation for maintaining the list for stockholders. The Company will not be involved in purchasing or selling any securities via the list.

     To the Company’s knowledge, each executive officer and director of the Company will vote all shares of Existing Common Stock those persons have proxy authority for, for the proposed Reverse Stock Split and related Amendment to the Company’s Certificate of Incorporation. These shares represent approximately 25.5% of the outstanding voting power on the Record Date.

Opinion of Adams Capital

     On June 19, 2002, the Board of Directors retained Adams Capital to render an opinion with respect to fairness, from a financial point of view, to the Company’s stockholders of the purchase price for fractional shares in the Reverse Stock Split.

     The complete text of Adams Capital’s opinion to the Board of Directors dated October 22, 2002, is attached hereto as Appendix B. This discussion is qualified in its entirety by reference to the full text of such opinion. Stockholders are urged to, and should, read the opinion carefully in its entirety. The engagement of Adams Capital and its opinions are for the benefit of the Board of Directors. The opinions address only the fairness, from a financial point of view, of the reverse stock split. The Adams Capital opinion and the Memorandum in Support of Opinion are available for inspection and copying at the principal executive offices of the Company during regular business hours to any stockholder of the Company or their designated representative. The principal executive offices of the Company are located at 419 Crossville Road, Suite 204, Roswell, Georgia 30075.

     The Board of Directors directed Adams Capital to determine the fair value of the fractional shares of the Company’s equity and advise the Board of its opinion with respect thereto. Adams Capital determined that the fair value of the fractional shares was $5.00 per share of Existing Common Stock. and on October 22, 2002, delivered to the Board of Directors its written opinion that a value of $5.00 per share of Existing Common Stock in connection with the Reverse Stock Split is fair from a financial point of view to the holders of common stock of the Company. The Board ultimately determined the fairness of the Reverse Stock Split based substantially on the opinion of Adams Capital.

     The selection of the appropriate valuation approach depends on the facts and circumstances of each valuation including the purpose of the valuation and the specific characteristics of the subject company or interest. In preparing its opinion, Adams Capital determined that the value of the Company is more accurately reflected in its assets (office buildings) rather than the income stream generated by the Company’s operations. As a result, Adams Capital focused primarily on the net asset and market approaches to valuations. Adams Capital did not use the income method to value the Company because the Company has relatively small earnings. Moreover, the Company does not currently plan any distributions, which would result in a value of zero from the income approach.

     Since the Company’s value is reflected in its assets (office buildings), Adams Capital primarily used a net asset approach to value the Company. Under the net asset approach, all assets and liabilities on the balance sheet are adjusted to their fair market value and all existing equity is set to zero. The value of the Company’s equity is based on its net asset value, which is calculated by subtracting adjusted liabilities from adjusted assets. In applying the net asset approach, Adams Capital determined to value the Company based on the current estimated fair market value rather than the book value of net assets. Adams Capital noted that as of September 30, 2002, the book value of the Company as a whole was approximately $4.0 million and that in general, any similarity between a company’s book value (comprised primarily of accrual-based retained earnings over the history of a company) and its value based on the fair market value of net assets is purely coincidental. Thus, Adams Capital advised the Board that book value has little, if any, bearing on fair market value based on contemporary financial theory.

As part of its net asset approach, Adams Capital principally:

•	Collected and reviewed estimates of value provided by Resource Capital management for each property;

•	Held discussions with Mr. Schmerge regarding current occupancy rates, square foot rental rates, capitalization rates, length of current lease agreements;

•	Discussed properties and reviewed values of similar properties with real estate professionals familiar with the local market area;

•	Reviewed values for the properties previously prepared for and used by third parties in connection with real estate financings and similar transactions in the ordinary course of the Company’s business;

•	Collected and reviewed county tax assessments for each property at the time of the third party valuation;

•	Collected and reviewed the most recent county tax assessments for each property;

•	Compared the most recent current tax assessments to the original tax assessment and calculated a valuation multiplier;

•	Applied the valuation multiplier to the original real estate valuation to determine an implied current fair market value;

•	Compared the Company provided value estimates to the calculated value estimates for uniformity;

•	Deducted costs associated with sale of properties and taxes due on built in gains;

•	Assumed that the fair market value of the furniture and autos is equal to $50,000 based on management’s assertions; and

•	Assumed current and long-term liabilities were at market value.

     Adams Capital requested management to estimate the value of each property. In response, management advised Adams Capital of the amount it would be willing to pay for each property based upon its knowledge and experience. Management estimated the value of the properties by applying a 10% capitalization rate to the annual net operating income from the properties as a starting point, and adjusted such amounts based upon management’s experience and knowledge of the commercial real estate market in the North Atlanta and Birmingham areas. Management believes that a 10% capitalization rate is widely accepted in the commercial real estate industry for properties such as those owned by the Company. Management prepared and provided these value estimates because Adams Capital requested such information in connection with Adams Capital’s net asset approach to the valuation of the Company. Adams Capital did not request nor did the Company obtain appraisals of the properties in connection with the Reverse Stock Split. Since the Board engaged Adams Capital to value the Company’s equity and the fractional shares on an enterprise basis, the Board did not consider obtaining valuations or appraisals of the properties separately. Moreover, management estimates that appraisals for all the properties would cost $50,000 to $100,000 or more. These additional transaction costs would have a material effect on the Company’s financial position.

     The application of the methodology described above indicated an aggregate value of $18,276,000 for the Company’s properties as of October 22, 2002. In addition, for purposes of the net asset approach to valuation, Adams Capital:

(1)	Subtracted estimated costs of sale of 8% from the estimated value of the properties of $18,276,000, resulting in estimated net proceeds from sale of $16,813,920.

(2)	Subtracted estimated taxes on built-in gains of $550,257 from estimated net sale proceeds, resulting in estimated after tax proceeds of $16,263,663. Net book value of $15,365,874 was used to estimate the tax basis of the properties, and an estimated tax rate of 38% applied to the estimated gain on sale.

(3)	Assumed that the fair market value of the furniture and autos is equal to $50,000 based on management’s assertions.

(4)	Subtracted current and long-term liabilities and assumed such liabilities were at market value.

     Adams Capital’s analysis on a net asset approach indicated a fair market value of the Company’s common equity on a fully marketable, controlling basis of $4,383,085. Since the fractional share interests to be acquired in the Reverse Stock Split are minority, non-marketable interests, Adams Capital applied a 30% minority interest discount and then applied a 35% lack of marketability discount, which resulted in a fair market value of the Company’s common equity based on a net asset approach of $1,994,303 on a minority, non-marketable basis. Adams Capital applied minority and marketability discounts because the valuation was for the purpose of cashing out fractional shares which are not readily marketable and represent minimal equity interests in the Company. Adams Capital determined the appropriate minority and lack of marketability discounts after reviewing various recognized studies and analyzing implied minority interest discounts in specific industries and overall minority interest discounts. Adams Capital noted that the implied average minority interest discount for the real estate industry ranged from 18% to 66% for the year 1997 through 2001 and that the all industry implied average minority discount was 26% to 36% for the same period. Adams Capital also noted that lack of marketability discounts ranged from 32% to 73% over the period 1975 to 2001.

     Market-Based Approach and Treasury Stock Transactions. Adams Capital also considered a market-based approach to valuation. Adams Capital noted that the market approach is ideal when a sufficient number of publicly traded or recently purchased companies that are comparable to the subject company can be identified. However, after a review of publicly traded companies whose operations were either similar to the Company or were classified in a Standard Industrial Classification (SIC) code similar to that of the Company, Adams Capital determined that none of the identified companies were comparable to the Company because of differences in types of properties owned, business operations, and/or financial performance. Similarly, when Adams Capital examined transactions involving companies in the Company’s SIC code through the review of a variety of traditional sources and on-line data sources with respect to transactions occurring between 1998 and 2002, Adams Capital determined that the companies in the transactions were not comparable to the Company and therefore the comparable transaction method was not appropriate. Thus, for purposes of the market approach, Adams Capital analyzed transactions in the Company’s treasury stock. Over the past two and a half years the Company has purchased treasury stock for $5.00 per share. The total amount of shares repurchased is small relative to total shares outstanding as of the valuation date. Adams Capital noted that these treasury stock transactions are the only arm’s length transactions in the Company’s stock and represent an indication of the Company’s value. The market approach utilizing treasury stock transactions resulted in a valuation of the Company’s common equity of $2,047,310.

     Concluded Value. Based on the net asset and market approaches, Adams Capital reached a concluded value of $2,050,000, prior to the elimination of the $241,390 liability for accrued salary as of September 30 which had thereafter been paid in stock. See “SPECIAL FACTORS—Certain Effects of Reverse Stock Split Proposal on the Company’s Stockholders” and “INFORMATION ABOUT RESOURCE CAPITAL GROUP, INC.—Purchases of Common Stock by the Company and its Affiliates.” After adjusting to reflect the elimination of this accrued liability, Adams Capital concluded the fair market value of common equity of the Company would be $2,291,390 on a primary basis ($5.01 per Existing Common Share) and $2,295,553 on a fully diluted basis ($4.97 per share), and opined that a pre-reverse split valuation of $5.00 per share to be paid in lieu of fractional shares was fair from a financial point of view.

     Information Provided. In arriving at its opinion, Adams Capital reviewed and discussed with Company management, analyzed and relied upon, among other things:

(1)	Financial statements of the Company for the five fiscal years ended December 31, 1997 through December 31, 2001, and the nine month periods ended September 30, 2001 and 2002;

(2)	Previous stock transaction documents as detailed in SEC filings;

(3)	Publicly available financial and business information relating to the Company;

(4)	Financial, economic and market data;

(5)	Adams Capital, Inc. discount studies and various other discount studies;

(6)	Liquidity needs, capital resources available, and the prospects for future Company growth; and

(7)	Management assurance that nothing material has occurred from September 30, 2002 to the date of the written opinion.

     In the course of its valuation work, Adams Capital was provided with publicly available county property tax information for the Company’s properties and the Company’s financial information for the quarters ended June 30 and September 30, 2002 prior to the filing of the Company’s quarterly reports. This financial information has now been filed with the SEC and is publicly available. Adams Capital also requested and was provided information regarding values for the properties previously prepared for and used by lenders in connection with real estate financings in the ordinary course of the Company’s business. In providing information requested by Adams Capital in connection with its net asset analysis, Mr. Schmerge noted that Adams Capital should consider the market value of the Company’s assets rather than the replacement cost of the Company’s assets since replacement cost is generally not indicative of fair value. Mr. Schmerge also suggested that the Company should be valued on a going-concern basis rather than a lower liquidation basis. No other instructions were given to Adams Capital, nor were any limitations imposed upon the scope of the investigations that Adams Capital deemed necessary to enable it to deliver its opinion.

     Preliminary Draft Materials. In August 2002, Adams Capital provided management with draft materials outlining the preliminary structure to be used in its fairness opinion and memorandum in support of opinion. These draft materials were provided so that management could review and confirm the underlying data used by Adams Capital as discussed above in its preliminary analysis. Management forwarded the draft materials to the Board of Directors to update the Board on the status of Adams Capital’s opinion. Adams Capital had no discussions and made no presentations to the Board of Directors until Adams Capital delivered and presented its final opinion on October 22, 2002. The draft materials indicated a valuation of $5.75 per share on a fully-diluted basis and $5.86 on a primary basis based in part on the Company’s financial condition as of June 30, 2002. The fairness opinion and memorandum in support dated October 22, 2002 reflect Adams Capital completed analysis, and conclusions, including the application of marketability discount that Adams Capital had not taken into account in its preliminary analysis in August. Adams Capital confirmed to the Board on October 22 that the August draft did not accurately reflect Adams Capital’s views or conclusions as to valuation and should not be relied upon by the Board.

     Engagement of Adams Capital. The Board of Directors engaged Adams Capital because Adams Capital has expertise in providing valuation services and fairness opinions. Prior to this engagement, Adams Capital had no relationship with the Company. Adams Capital is a business valuation services firm with professionals who collectively have experience with over 2,000 transactions and have more than 40 years of experience in the valuation of thinly traded public and closely held entities for potential transaction pricing purposes. Prior to retaining Adams Capital, the Company considered information from other professional appraisal firms. The Company selected Adams Capital to issue an opinion based on Adams Capital’s reputation, its familiarity with the Company’s industry, and its fee quote in comparison to the fee quotes of other contacted firms. Adams Capital has been paid a fee of $20,000 for its valuation services, plus reimbursement of out of pocket expenses.

Certain Effects of Reverse Stock Split and the Reduction in Authorized Common Stock on the Company’s Stockholders

     1.     Rights, Preferences and Limitations. There are no differences between the respective rights, preferences or limitations of the Existing Common Stock and the New Common Stock. If the Reverse Stock Split is approved and implemented, each stockholder’s percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company’s common stock before and after the Reverse Stock Split.

     Holders of fewer than 300 shares of Existing Common Stock will no longer have any voting or ownership rights in the Company after the Reverse Stock Split is effected. As a result, such holders will no longer be able to participate in any future growth of the Company.

     If the Reduction in Authorized Common Stock is approved, the Company’s Certificate of Incorporation will be amended to change the authorized common stock from the currently authorized 1,000,000 shares to 3,333 authorized shares. The Company currently expects to have approximately 1,384 shares issued and outstanding and 1,949 shares authorized but unissued immediately following the Reverse Stock Split and the Reduction in Authorized Common Stock.

     If the Board of Directors issues additional shares of New Common Stock in the future, current stockholders may suffer dilution of their present interests in the Company, to the extent such future issuances do not involve the current stockholders of the Company.

     2.     Financial Effect. The total number of fractional shares to be purchased is estimated to be approximately 42,600 at a cost of approximately $213,000. The cost of the Reverse Stock Split transaction will come from the Company’s available cash balances, and, accordingly, will reduce the Company’s cash balance. The Company is financing the reverse stock split with its available cash balance and has not arranged for any alternative financing to consummate the transaction in the event its available cash balance is insufficient. As a result of the reduction in the number of shares outstanding, the Company’s earnings per share and book value per share will increase by a factor of 300. The proposed Reverse Stock Split will not affect the par value of the Company’s common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to common stock will be reduced in proportion to the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. No other material impact on the Company’s financial statements is expected.

     The Company will pay all of the expenses related to the Reverse Stock Split. We estimate that the expenses of the Reverse Stock Split will be as follows:

SEC filing fees	$20
Legal fees	85,000
Accounting fees	3,000
EDGAR filing preparation fees	6,500
Valuation fees	20,000
Printing and Mailing costs	10,000
Transfer Agent Fees	7,000
Other	8,480

Total	$140,000

     3.     Effect on Market for Shares. As of December 30, 2002, there were approximately 700 holders of record of the Existing Common Stock. Based on the current stock ledger, the Company estimates that the number of shares of New Common Stock outstanding after the Reverse Stock Split, if effected, will be 1,384 shares in the hands of approximately 150 stockholders of record. There is no established trading market for the Company’s shares, and the likelihood that one would develop following the Reverse Stock Split is remote.

     No commitments, plans, understandings or agreements have been made by the Board of Directors or the officers of the Company for use of the authorized but unissued stock, except for Mr. Schmerge’s employment contract, which allows him to elect to receive up to one-half of his compensation in the form of Company common stock. Pursuant to his employment agreement with the Company, Mr. Schmerge is entitled to elect to receive up to 50% of amounts due under his employment agreement in stock based on the value established by the Board for stock repurchases. On October 16, 2002, Mr. Schmerge elected to receive such amounts in stock, and the Company has issued Mr. Schmerge 48,278 shares of Existing Common Stock in payment of the $241,390 unpaid salary accrued from 2001 through September 30, 2002. The Company has no current plans to issue additional shares of stock (other than pursuant to Mr. Schmerge’s employment agreement), but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its then stockholders. Persons who continue as stockholders following implementation of the Reverse Stock Split proposal will not have any preemptive or other preferential rights to purchase any of the Company’s common stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such stockholder.

     4.     Termination of Exchange Act Registration of New Common Stock. The Reverse Stock Split proposal will affect the public registration of the New Common Stock with the SEC under the Exchange Act, as the Company intends to terminate this registration as soon as practicable after approval of the Reverse Stock Split proposal by the stockholders. The Company may terminate registration under the Exchange Act if the New Common Stock is no longer held by 300 or more stockholders of record. Termination of registration of the New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as filing of proxy statements, no longer applicable to the Company.

     With respect to the executive officers and directors of the Company, upon termination of registration of the Common Stock under the Exchange Act, executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 thereof. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

     5.     Beneficial Owners of Company Stock. The Reverse Stock Split will affect stockholders holding Company stock in street name through a nominee (such as a bank or broker). Nominees may have different procedures, and stockholders holding Company stock in street name should contact their nominees to determine how they are affected by the Reverse Stock Split.

     6.     Directors and Officers. The current directors and officers of the Company will remain the directors and officers of the Company immediately following the effectiveness of the Reverse Stock Split. In connection with the termination of the Company’s registration and reporting obligations under the Exchange Act, the Company may reduce directors’ fees and substantially reduce or eliminate its directors and officers liability insurance coverage. In such event, some or all of the existing outside directors may elect to retire or resign from the board.

     7.     Reduction in Authorized Common Stock. The Amendment to the Company’s Certificate of Incorporation contemplated by the Reduction in Authorized Common Stock proposal is contingent on the approval of the Reverse Stock Split and will reduce the number of authorized shares of Common Stock from 1,000,000 shares to 3,333 shares. With the exception of the number of authorized shares, the terms of the common stock before and after the Reduction in Authorized Common Stock will remain the same. The reduction in the number of authorized shares is expected to result in a $1,600 reduction in the annual Delaware franchise taxes payable by the Company and is consistent with the ratio of the Reverse Stock Split.

Material Federal Income Tax Consequences

     The following discussion summarizing material federal tax consequences is based on current law. Stockholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the reverse stock split in light of their individual circumstances.

     The receipt of New Common Stock solely in exchange for Existing Common Stock will not result in recognition of gain or loss to the stockholder. The adjusted tax basis of the stockholder’s New Common Stock will be the same as the stockholder’s adjusted tax basis in the Existing Common Stock. The holding period of New Common Stock received solely in exchange for Existing Common Stock will include the stockholder’s holding in the Existing Common Stock. No gain or loss will be recognized by the Company and its affiliates for federal income tax purposes, except in the case where an affiliate receives cash in lieu of fractional shares held by such affiliate.

     Stockholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

PROPOSAL NO. 1 REVERSE STOCK SPLIT

General

     The Board of Directors has unanimously adopted a resolution approving, and recommending to stockholders for approval, an amendment to the Company’s Certificate of Amendment to effect the proposed one-for-300 Reverse Stock Split of its issued and outstanding common stock. The form of amendment is attached hereto as Appendix A.

     If the stockholders approve the Reverse Stock Split, the Company intends to file the amendment to the Company’s Certificate of Incorporation with the Secretary of State of Delaware. The Reverse Stock Split will become effective on the date the amendment is filed with the Secretary of State of Delaware, or such later date as is specified in the filing. The Company expects the amendment to become effective as soon as practicable following the Special Meeting. If approved, the Reverse Stock Split will be implemented even if stockholders do not approve Proposal No. 2 Reduction in Authorized Common Stock.

     The Company had 457,740 shares of common stock outstanding as of the Record Date. If the Reverse Stock Split is approved and implemented, each share of Existing Common Stock will automatically be reclassified into one three-hundredth of a fully paid and non-assessable share of New Common Stock without any further action on the part of the stockholders. Assuming no change in the number of outstanding shares from the Record Date if the Reverse Stock Split is approved, the currently outstanding shares of Existing Common Stock will be converted into approximately 1,384 shares of New Common Stock. The Company estimates that approximately $213,000 will be paid in cash in lieu of fractional shares.

Exchange of Certificates and Payment of Fractional Shares

     As soon as practicable after the Effective Date, each holder of an outstanding certificate theretofore representing Existing Common Stock will receive from Continental Stock Transfer & Trust Company as the exchange agent (the “Exchange Agent”) instructions for the surrender of such certificate to the Exchange Agent. The instructions will include a Letter of Transmittal to be completed and returned to the Exchange Agent with such certificate. As soon as practicable after the surrender to the Exchange Agent of any certificate which represented shares of Existing Common Stock, together with a duly executed Letter of Transmittal and any other documents the Exchange Agent may specify, the Exchange Agent shall promptly deliver to the person in whose name such certificates have been issued, (i) certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Existing Common Stock represented by the surrendered certificate shall have been reclassified, and/or (ii) cash for fractional shares. Until surrendered as contemplated by the preceding sentence, each certificate which represented shares of Existing Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of New Common Stock contemplated by the preceding sentence. However, no interest will accrue on cash payments that a stockholder is entitled to in lieu of a fractional share by virtue of their ownership of Existing Common Stock.

     For the purpose of determining ownership of Existing Common Stock at the Effective Date, shares will generally be considered to be held by the person in whose name those shares are registered in the stock records of the Company, regardless of the beneficial ownership of those shares. No transfer taxes, service charges or brokerage commissions imposed by the Company shall be payable by any holder of any certificate which prior to the approval of the Reverse Stock Split represented any shares of Existing Common Stock, except that if any certificates for New Common Stock are to be issued in a name other than that in which the certificates for shares of Existing Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

     No certificates or scrip representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Instead, stockholders holding a number of shares of Existing Common Stock not evenly divisible by 300, and stockholders holding less than 300 shares of Existing Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common Stock. The price payable by the Company for fractional shares will be determined by multiplying the fraction of a share of New Common Stock by $1,500.

     Any holder of record of less than 300 shares of common stock who desires to retain an equity interest in the Company after the Effective Date may do so by purchasing, prior to the Effective Date, a sufficient number of shares of common stock such that the total number or shares held of record in his name immediately prior to the Reverse Stock Split is equal to or greater than 300. Any holder desiring to purchase such shares may contact the Company to obtain a list of stockholders desiring to sell shares of Existing Common Stock. However, due to the limited trading market for the Company’s common stock it is possible that a stockholder desiring to retain an equity interest in the Company may not be able to purchase enough shares to retain an equity interest in the Company at a fair price or at all. The Company will have no role in matching potential purchasers with potential sellers other than by compiling the list of stockholders willing to purchase (or sell) shares and providing it to stockholders. The Company will not aid in the transactions by serving as an escrow agent for stockholder funds or securities, nor will it provide advice to stockholders as to whether a purchase price is fair. The Company will not be receiving any compensation for its maintenance and furnishing of the list to existing stockholders. The list will be made available to stockholders until 6:00 p.m. Eastern Time on the day before the Effective Date.

Vote Required

     Approval of the Reverse Stock Split will require approval by a majority of the shares of Existing Common Stock that were outstanding on the Record Date. Accordingly, the Reverse Stock Split will be approved if at least 228,871 shares of Existing Common Stock are voted in favor of the Reverse Stock Split.

Voting Procedures and Revocability of Proxies

     The only stockholders entitled to vote at the Special Meeting are the holders of record at the close of business on the Record Date. On the Record Date, there were 457,740 outstanding shares of Existing Common Stock. Each outstanding share of Existing Common Stock is entitled to one vote on each matter to come before the Special Meeting.

     The accompanying proxy card permits each stockholder of record on the Record Date to vote on the proposal described in this Proxy Statement. The proxy card provides space for a stockholder to vote for or against the proposal to be considered at the Special Meeting or abstain from voting on the proposal if the stockholder chooses to do so. The Reverse Stock Split requires the affirmative vote of holders of a majority of the outstanding shares of Existing Common Stock as of the Record Date.

     The holders of a majority of the outstanding shares of Existing Common Stock present, in person or by proxy, and entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. If a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker nonvotes are considered for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker nonvotes will have the effect of a vote against the Reverse Stock Split. Stockholders are urged to sign the accompanying form of proxy and return it promptly.

     When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by proxies designated on the proxy card in accordance with the stockholder’s instructions.

     If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted in favor of the proposal described in this Proxy Statement and, at the discretion of the designated proxies, on any other matter that may properly come before the Special Meeting or any adjournment. The Company does not know of any business that will be presented for consideration at the Special Meeting other than the Reverse Stock Split and related Amendment to the Company’s Certificate of Incorporation. However, if any other business should come before the Special Meeting, it is the intention of the designated proxies to vote on any such business in accordance with the recommendation of management.

     Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company in writing in any form that can reasonably be interpreted as a revocation at the Company’s principal executive office one business day before the Special Meeting, (ii) executing and delivering a subsequent proxy, or (iii) personally appearing at the Special Meeting and voting in person. However, no revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Special Meeting.

Appraisal and Dissenters’ Rights

     No appraisal or dissenters’ rights are available under Delaware Law to stockholders who dissent from the Reverse Stock Split. There may exist other rights or actions under federal or state securities laws for stockholders who are aggrieved by the Reverse Stock Split generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

The Board of Directors unanimously recommends that stockholders vote “FOR” the Reverse Stock Split and the related amendment to the Company’s Certificate of Incorporation.

PROPOSAL NO. 2 REDUCTION IN AUTHORIZED COMMON STOCK

General

     If the Reverse Stock Split Proposal is approved by stockholders at the Special Meeting, the Board of Directors has authorized and recommends for your approval, a proposal to reduce the total number of shares of common stock which the Company shall have authority to issue from 1,000,000 to 3,333 shares.

     The purpose of the proposed reduction in the number of shares of common stock that the Company is authorized to issue is to reduce the amount of Delaware franchise tax that the Company now pays and to keep the number of authorized but unissued shares proportionally similar to the number of issued shares following the Reverse Stock Split. The Company estimates that the reduction in the number of authorized shares will reduce the Company’s annual Delaware franchise tax by $1,600.

     With the exception of the number of authorized shares, the terms of the common stock before and after the proposed amendment will remain the same.

     If the Reverse Stock Split Proposal and the Reduction in Authorized Common Stock are both approved, the reduction will take place on the date of filing with the Secretary of State of Delaware of a Certificate of Amendment unless the Company specifies otherwise. In order to effect the proposed reduction in the number of authorized shares of capital stock, a majority of the stockholders entitled to vote at the annual meeting must approve this amendment to the Company’s Charter. We attach the proposed amendment to this proxy statement as Appendix A.

Vote Required

     Approval of the Reduction in Authorized Common Stock will require approval by a majority of the shares of Existing Common Stock that were outstanding on the Record Date. Accordingly, the Reduction in Authorized Common Stock will be approved if at least 228,871 shares of Existing Common Stock are voted in favor of the Reduction in Authorized Common Stock. This proposal is contingent upon stockholder approval of Proposal No. 1 Reverse Stock Split.

The Board of Directors unanimously recommends that stockholders vote “FOR” the Reduction in Authorized Common Stock and the related amendment to the Company’s Certificate of Incorporation.

INFORMATION ABOUT RESOURCE CAPITAL GROUP

General

     The Company was organized as a Delaware corporation in November 1990. Our primary business is the ownership and operation of various commercial properties in the southeast region of the United States of America. Our principal executive offices are located at 419 Crossville Road, Suite 204, Roswell, Georgia 30075. Our telephone number at that address is (770) 649-7000.

     Additional information regarding the Company is available in our Annual Report to Stockholders on Form 10-KSB for fiscal year 2001 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002. Copies of these documents accompany this Proxy Statement.

Description of Common Stock

The Company’s authorized capital currently consists of 1,000,000 shares of common stock, $.01 par value. After the Reverse Stock Split, the par value of the common stock will remain the same, and after the Reduction in Authorized Common Stock authorized shares will be reduced to 3,333 shares. As of the Record Date, 457,740 shares of the Company’s common stock were issued and outstanding. We estimate that the number of shares of Company common stock outstanding after the Reverse Stock Split will be approximately 1,384. Holders of Company common stock are entitled, and will continue to be entitled after the Reverse Stock Split, to one vote per share on all matters requiring a vote of stockholders, including the election of directors.

Current Directors and Executive Officers

     The following table sets forth the name, age and business information of the directors and executive officers of the Company. The address and telephone number for each person named in the table is in care of Resource Capital Group, Inc., 419 Crossville Road, Suite 204, Roswell, Georgia 30075, telephone number 770-649-7000.

Name	Age	Business Information

Albert G. Schmerge, III	58	Mr. Schmerge has been the Chairman of the Board, President and CEO of the Company since 1991.

		Prior to the formation of the Company, Mr. Schmerge was the sole General Partner and Chief Executive Officer of AGS Properties. Mr. Schmerge entered the real estate business in 1968 and in 1974 combined several family owned and related businesses and co-founded AGS Properties and Camelback Management Company which acquired, syndicated, operated and managed more than 70 major real estate properties, primarily apartments, located throughout the United States. In his capacity as General Partner of AGS Properties, he guided the acquisition, formation, financing and sale of several hundred million dollars worth of real estate, primarily suburban apartment developments and suburban office properties.

		Mr. Schmerge earned a Bachelor of Science degree from Villanova University, and a Masters of Business Administration from Iona Graduate School of Business. After several years in the electronics and satellite industry, he entered the financial planning and real estate investment business with his father in 1968.

Name	Age	Business Information

Norman F. Swanton	63	Mr. Swanton has advised the Company that he has resigned from the Board and as Secretary effective as of December 2002 in order to focus on the activities of his other business interests. Mr. Swanton had been the Secretary and a Director of the Company since 1991.

Martin D. Newman	63	Mr. Newman is currently the Secretary of the Company and has been serving in that capacity since December 2002. In addition, Mr. Newman has been a director of the Company since 1996.

		Mr. Newman currently is a partner in the law firm of Goldberg, Weprin & Ustin, LLP. His law expertise includes many aspects of real estate, corporate representation of public and private companies, particularly those engaged in the ownership, operation and management of real estate and securities representation of public, private and not-for-profit entities generally as issuer’s counsel, in connection with private placements and public offerings, including such matters arising under the Securities Exchange Act of 1934, periodic reporting requirements under said Act and other compliance matters. Previously, Mr. Newman was with the law firms of Fromme, Schwartz, Newman& Cornicello LLP, Ballon, Stoll, Bader and Nadler, PC and Wien Malkin & Bettex. He was also with the law firm of Chadbourne & Parke from 1968 to 1977 and a staff attorney with the U.S. Securities and Exchange Commission from 1963 to 1967. Mr. Newman is currently the principal of seven companies, which own and operate over seven hundred fifty apartments and fifty retail stores in New York City.

		Mr. Newman received a B.A. Degree from the University of Michigan in 1960 and a JD from Harvard Law School in 1963.

Rodney Knowles, III	57	Mr. Knowles has been a director of the Company since 1999.

		Mr. Knowles is a partner in the Triveritas Group, an affiliated entity with Northwestern Mutual Insurance that focuses on a broad range of financial services.

		Mr. Knowles served as Managing Director of the Atlanta Committee for the Olympic Games in 1996 and was Chairman, President and CEO of Chattahoochee Bank in Georgia until its acquisition by BankSouth in 1994. Mr. Knowles brings to the Company over 30 years of experience in the financial services industry.

		Mr. Knowles received his B.A. degree in Business Administration Degree from Davidson College in 1967. He served with the U.S. Army from 1968 to 1970 as a First Lieutenant.

Fred C. Lohrum	73	Mr. Lohrum has been a director of the Company since 2000.

		Prior to his retirement, Mr. Lohrum was South Region Chairman and Chief Executive Officer of BankBoston, N.A., a wholly owned subsidiary of BankBoston Corporation.

Name	Age	Business Information

Mr. Lohrum began his business career with IBM where he served in various sales, marketing and management positions. In 1968, Mr. Lohrum joined Randolph Computer Corporation; a lessor of IBM computer equipment, and in 1972, Randolph Computer was purchased by Bank of Boston Corporation. Mr. Lohrum served in several executive positions, including Chairman and President of BancBoston Leasing, Inc., BancBoston Leasing Services and Randolph Computer Services. Under his leadership and tenure at BancBoston Leasing, the business grew to be the 4th largest bank lessor in the nation and the 14th largest U.S. leasing company.

Originally from Cincinnati, Ohio, Mr. Lohrum received his BS degree in industrial management from the University of Cincinnati. After graduation, he joined the United States Navy where he attained the rank of lieutenant and served as an operations officer aboard the destroyer USS Rooks, based in Newport, Rhode Island.

     During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the above named persons are citizens of the United States.

Purchases of Common Stock by the Company and its Affiliates

     The Company has periodically acquired Treasury Stock at a price set by our Board of Directors. In that regard, during 2002 (as of October 22, 2002), 2001 and 2000, we acquired 765; 5,709; and 999 shares for $3,825; $28,545; and $4,995, respectively, at a price of $5.00 per share.

     Pursuant to his employment agreement (July 1, 1999 through June 30, 2003), Mr. Schmerge is entitled to elect to receive up to 50% of amounts due under his employment agreement in stock based on the value established by the Board for stock repurchases. Through September 30, 2002, Mr. Schmerge elected to receive $241,390.00 in stock, and the Company has issued Mr. Schmerge 48,278 shares of Existing Common Stock in payment of the unpaid accrued salary.

Ownership of Voting Securities of the Company

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 30, 2002 by each person known to us to beneficially own more than 5% of our outstanding common stock, by each director and by all officers and directors as a group. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares. Except as indicated below, the address and telephone number for each person named in the table is in care of Resource Capital Group, Inc., 419 Crossville Road, Suite 204, Roswell, Georgia 30075, telephone number 770-649-7000.

	Beneficial Ownership		Beneficial Ownership
	Before		After
	Reverse Stock Split		Reverse Stock Split

Name of		Percent		Percent
Beneficial Owner	Shares	Of Class	Shares	of Class

Albert G. Schmerge, III(1)	123,700	25.7%	412	28.2%
Cullen Associates(2)	31,808	6.9%	106	7.6%
Norman F. Swanton(3)	5,615	1.2%	18	1.3%
Martin D. Newman(4)	5,128	1.1%	17	1.2%
Rodney Knowles, III(5)	4,132	0.9%	13	0.9%
Fred C. Lohrum(6)	12,026	2.6%	40	2.9%
Officers and Directors as a Group (four people)(7)	144,986	29.8%	482	32.6%

(1)	Mr. Schmerge is the Chairman, CEO and President of the Company. Includes 3,533 shares of existing common stock owned by Schmerge Capital LP, of which Mr. Schmerge and his wife are the general partners. Also includes 14,333 shares of Existing Common Stock that Mr. Schmerge may elect to receive in lieu of a portion of his cash compensation earned through December 31, 2002, and 9,556 shares of Existing Common Stock that he would have the right to elect to in lieu of a portion of his cash compensation for service over the following 60 days.

(2)	Cullen Associates is a partnership owned by a trust for the benefit of Albert G. Schmerge, III and his ten brothers and sisters. Mr. Schmerge does not have the power to direct the investment or voting of the shares held by Cullen Associates and therefore disclaims beneficial ownership. The address of Cullen Associates is C/O Michael Dwyer, 17 Old Rock Lane, Norwalk, CT 06850.

(3)	Mr. Swanton has resigned as Secretary and a Director of the Company effective as of December 2002.

(4)	Mr. Newman is the Secretary and a Director of the Company.

(5)	Mr. Knowles is a Director of the Company.

(6)	Mr. Lohrum is a Director of the Company. Includes warrants issued in 2000 to purchase 4,163 shares of Existing Common Stock at an exercise price of $1.00 per share.

(7)	Includes rights to acquire 28,052 shares that are not currently outstanding. See notes 1 and 6 above.

Price Range Of Common Stock And Dividends

     On September 1, 1991, our common stock originally issued to the public was based on a value of $10.00 per share (denominated value). There are no established broker-dealer price quotations, market makers nor established trading market for our common stock. We periodically acquire treasury stock at a price set by our Board of Directors. In that regard, during 2002 (as of December 30, 2002), 2001 and 2000, we acquired 765, 5,709 and 999 shares for $3,825, $28,545 and $4,995, respectively, at a price of $5.00 per share.

     The Company has not paid dividends on its common stock in the past two years. Previously, the Company paid a single cash dividend of $1.00 per share on the Company’s common stock in March 1999. The Company’s current loan agreements contain certain restrictions, which prohibit the Company from paying dividends on its common stock.

     The Reverse Stock Split is estimated to reduce the number of stockholders of record to approximately 150, based on October 2002 records. See “SPECIAL FACTORS – Fairness of the Reverse Stock Split” below for a discussion of the determination of a fair price for fractional shares.

Persons Making the Solicitation

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The Chief Executive Officer may participate in the solicitation but will not receive any separate or additional compensation in connection therewith. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Existing Common Stock.

PROPOSALS OF SHAREHOLDERS

     In the event the Reverse Stock Split is not effected, any proposal which a stockholder wishes to have presented at the next meeting of stockholders of the Company and included in the Company’s proxy statement and proxy to be used in connection with such meeting must be received at the main office of the Company, 419 Crossville Road, Suite 204, Roswell, Georgia 30075, a reasonable time before the Company prints and mails proxy materials. If such proposal complies with all requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, it will be included in the Proxy Statement and set forth on the form of proxy issued for the Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt. No such proposals were received before the release date of this Proxy Statement.

OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

     The following documents accompanying this Proxy Statement are incorporated by reference herein:

•	The Company’s Annual Report on Form 10-KSB for fiscal year 2001, including audited financial information;

•	Amendment No. 1 to the Company’s Form 10-KSB for fiscal year 2001; and

•	The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, including the interim financial information.

     Copies of these reports are also available at the SEC’s website (http://www.sec.gov). The Company’s SEC file number is 0-20272.

FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains forward-looking statements. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Further events and actual results could differ materially than those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this Proxy Statement describe factors that could contribute to or cause such differences.

     We caution you not to place undo reliance on any forward-looking statements made by, or on behalf of, the Company in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “AVAILABLE INFORMATION.”

AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 and at the regional office of the SEC located at Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 2O549. In addition, such reports, proxy statements and other information are available from the SEC’s Internet Website at http://www.sec.gov.

By order of the Board of Directors

Albert G. Schmerge, III
President, CEO and Chairman of the Board

February      , 2003

Appendix A

Form of Amendment to
Certificate of Incorporation
to Effect Reverse Stock Split

Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

FOURTH: Effective at 6:00 p.m. Wilmington, Delaware time on the date of filing (the “Effective Time”) of the Certificate of Amendment reflecting this amendment with the Delaware Secretary of State, every Three Hundred (300) outstanding shares of common stock of the Corporation will be combined into and automatically become one (1) outstanding share of common stock of the Corporation, and the total number of authorized shares of common stock of the Corporation shall be reduced automatically to Three Thousand Three Hundred Thirty-Three (3,333)(1). The par value of the Common Stock shall not be changed hereby and shall remain $.01 per share, as set forth in the Certificate of Incorporation as in effect prior to the filing of this Certificate of Amendment. The Corporation shall not issue fractional shares on account of the foregoing reverse split; all shares that are held by a stockholder as of the effective date hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of such reverse stock split, such stockholder shall be entitled to receive a cash amount equal to the fair value of such fractional share based on a value of $1,500 per whole share of common stock after giving effect to the reverse stock split effected hereby (representing a $5.00 per share value prior to giving effect to the reverse stock split effected hereby).

As of the Effective Time, the total number of shares which the Corporation shall have the authority to issue is Three Thousand Three Hundred Thirty-Three (3,333). The par value of such shares is one cent ($.01). All such shares are of one class and all are shares of common stock.

(1)	If PROPOSAL NO. 2 REDUCTION IN AUTHORIZED COMMON STOCK is not adopted by the stockholders at the Special Meeting of Stockholders on February , 2003, then the authorized shares of common stock of the Corporation shall not be reduced automatically and shall remain One Million (1,000,000).

foregoing reverse split; all shares that are held by a stockholder as of the effective date hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of such reverse stock split, such stockholder shall be entitled to receive a cash amount equal to the fair value of such fractional share based on a value of $1,500 per whole share of common stock after giving effect to the reverse stock split effected hereby (representing a $5.00 per share value prior to giving effect to the reverse stock split effected hereby).

     As of the Effective Time, the total number of shares which the Corporation shall have the authority to issue is Three Thousand Three Hundred Thirty-Three (3,333)(2) The par value of such shares is one cent ($.01). All such shares are of one class and all are shares of common stock.

     4.     The Corporation has not received any payment for shares of its stock.

     5.     The Amendment to the Certificate of Incorporation, as amended, was duly adopted by the stockholders of the Corporation at a Special Meeting of the Stockholders on March      , 2003.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment and affirm the truth of the statements herein set forth under penalty of perjury this      day of March, 2003.

Albert G. Schmerge, III
President, Chief Executive Officer and
Chairman of the Board of Directors

(2)	If PROPOSAL NO. 2 REDUCTION IN AUTHORIZED COMMON STOCK is not adopted by the stockholders at the Special Meeting of Stockholders on February , 2003, then the authorized shares of common stock of the Corporation shall remain One Million (1,000,000).

Appendix B

[ADAMS CAPITAL INC. LOGO]	600 Galleria Parkway
Suite 1950
Atlanta, Georgia 30339
Phone 770-432-0308
Fax 770-432-4138
www.adamscapital.com

October 22, 2002

Board of Directors
Resource Capital Group, Inc.
419 Crossville Road
Suite 204
Roswell, GA 30075

Resource Capital Group, Inc. – Fairness Opinion

Gentlemen:

Adams Capital, Inc. (“Adams Capital”) was retained by Resource Capital Group, Inc. (“RCG” or the “Company”) to render an opinion (the “Opinion”) on the fairness of a reverse stock split in which stockholders would receive cash in lieu of fractional shares based on a pre-reverse split valuation of $5.00 per share of common stock of the company.

In arriving at our opinion, we reviewed and discussed with Company management (“Management”) the following:

(a)	Company financial statements for the five fiscal years ended December 31, 1997 through December 31, 2001, and the nine month periods ended September 30, 2001 and 2002;

(b)	Management assurance that nothing material has occurred from September 30, 2002 to the date of this opinion.

(c)	Liquidity needs, capital resources available, and the prospects for future Company growth.

(d)	RCG personnel whose input and general knowledge was the basis for the underlying assumptions used in developing the Consideration; Articles of Incorporation and other legal documents related to the Company’s structure;

(e)	Publicly available financial and business information relating to the Company;

(f)	RCG recent internal stock transactions;

(g)	Previous stock transaction documents as detailed in SEC filings;

(h)	List of equity shareholders;

(i)	Industry press releases;

(j)	Georgia State University’s Economic Forecasting Center Publications;

(k)	Bloomberg Business News and other news wires;

(l)	Research databases including OneSource;

(m)	Various valuation publications;

(n)	Adams Capital, Inc. discount studies and various other discount studies; and

(o)	Financial, economic and market data.

Board of Directors
Resources Capital Group, Inc.
October 22, 2002

In the course of our review and analysis, and in rendering this Opinion, we rely upon, but have not independently investigated or verified, the accuracy, completeness and fair presentation of the financial and other information that was provided to us by the Company, or that was publicly available to us (including, without limitation, the information described above and the estimated fair market value of owned real property provided by the Company). We rely upon the assurance of Management that it is unaware of any facts that would make any of the information provided to us inaccurate or misleading. We further rely upon the assurances of Management that the information provided has been prepared on a reasonable basis in accordance with industry practice and reflects the best currently available estimates and judgment of Management. We further rely on Management’s assurance that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We note that projecting future results of any company is inherently subject to uncertainty. This opinion is expressly conditioned upon such information, whether written or oral, being complete, accurate and fair in all respects.

We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which the Company is a party or may be subject; and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters. We also assume that all the necessary regulatory approvals and consents required will be obtained in a manner that will not have adverse effects on the Company.

We were not requested to consider, and our Opinion does not address, the relative merits of the proposed Consideration as compared to any alternative strategies that might exist for the Company. Our Opinion is limited to the fairness, from a financial point of view, of the proposed Consideration and does not address the Company’s underlying business decision to effect the proposed transaction. Our Opinion is based upon information available to us and circumstances existing and disclosed to us as of the date hereof and we assume no responsibility to update or revise our Opinion based upon subsequent circumstances or events. Subsequent events could materially affect assumptions used in preparing this Opinion.

This Opinion is provided for the use of the Company as one element in their consideration of the proposed Consideration, and may not be used for any other purpose, or otherwise referred to, relied upon or circulated, without our prior written consent. This Opinion may be reproduced in any proxy statement mailed to holders of the common stock in connection with the proposed Consideration but may not otherwise be disclosed publicly in any manner without our prior written approval.

On the basis of and subject to the foregoing, it is our Opinion as of the date hereof that the proposed Consideration to be paid in lieu of fractional shares in connection with the proposed reverse stock split is fair from a financial point of view.

Board of Directors
Resources Capital Group, Inc.
October 22, 2002

Adams Capital’s principal business is the valuation of businesses and business interests, including both privately held and publicly traded companies, for purposes including mergers and acquisitions, divestitures, gift and estate taxes, employee stock ownership plans, corporate and partnership recapitalizations, and dissolutions. We act as financial advisors to the Company with respect to the proposed Consideration. Our compensation is not contingent on our findings and we have no other financial advisory or other relationships with the Company, officers or investors.

The approaches and methodologies used in our work do not constitute an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the fair presentation of financial statements or other financial information, including prospective information, presented in accordance with generally accepted accounting principles. We express no opinion and accept no responsibility for the accuracy and completeness of the financial information, including prospective information, or other data provided to us by Management or others. We assume that the financial and other information, including prospective information, provided to us is accurate and complete, and we have relied upon this information in performing our analysis.

We sincerely appreciate the opportunity to offer our services to Resource Capital Group, Inc. in this important matter.

Very truly yours,

/s/ David P. Adams

David P. Adams III, CPA, ABV, ASA
President

Board of Directors
Resources Capital Group, Inc.
October 22, 2002

ASSUMPTIONS AND LIMITING CONDITIONS

The primary assumptions and limiting conditions pertaining to the Opinion are summarized below. Other assumptions are cited elsewhere in the Opinion.

1.	To the best of our knowledge and belief, the statements of facts contained in the Opinion, upon which the analysis and conclusions expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the Opinion or utilized in the formation of the Opinion are obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

2.	The Opinion is based on historical and prospective financial information, which has been provided by Management. This historical and prospective financial information has not been subjected to any auditing or verification procedures and we express no assurance of any kind on it. Management has advised us that they consider the information used to be accurate, and that no information known to them conflicts with the information or resulting use of such information in the Opinion.

3.	The Opinion may not be used in conjunction with any other opinion, appraisal or study. The Opinion is based on the program of utilization described therein, and may not be separated into parts. The Opinion is prepared solely for the purpose, function, and parties so identified therein. This Opinion may be reproduced in any proxy statement mailed to holders of the common stock in connection with the proposed Consideration but may not otherwise be disclosed publicly in any manner without our prior written approval. The findings of the Opinion may not be utilized by a third party for any purpose, without the express written consent of Adams Capital.

4.	No change of any item of the Opinion shall be made by anyone other than Adams Capital and we shall have no responsibility for any such unauthorized change.

6.	We are not required to give testimony or be in attendance at any court or administrative proceeding with reference to the Opinion unless additional compensation is agreed to and prior arrangements have been made.

7.	The working papers for this engagement are being retained in our files and are available for your reference. We would be available to support the Opinion should this be required. Those services would be performed for an additional fee.

8.	Neither all nor any part of the contents of the Opinion shall be disseminated or referred to the public through advertising, public relations, news or sales media,

Board of Directors
Resources Capital Group, Inc.
October 22, 2002

or any other public means of communication or referenced in any publication, including any private or public offerings including but not limited to those filed with the Securities and Exchange Commission or other governmental agency, without Adams Capital’s prior written consent.

9.	Good and marketable title to property referenced either implicitly or explicitly in the Opinion is assumed. We are not qualified to render an “opinion of title” and no responsibility is assumed or accepted for matters of a legal nature affecting the subject businesses. No formal investigation of legal title to or liabilities against the subject businesses was made, and we render no opinion as to ownership of the subject businesses or condition of title.

10.	Management is assumed to be competent, and the ownership to be in responsible hands, unless noted otherwise in the Opinion. The quality of business management can have a direct effect on the viability and value of the business. The estimates of fair market value related to owned real property provided by Management assume both responsible ownership and competent management unless noted otherwise. Any variance from this assumption could have a significant impact on the Opinion.

11.	The existence of potentially hazardous materials (i) used in the construction, maintenance or servicing of the buildings and machinery and equipment of the subject businesses, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject real and/or tangible personal property or (ii) in existence of which the subject businesses may be held accountable, was, unless specifically indicated in the Opinion, not disclosed to us during the course of this engagement. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials could have a significant effect on the Opinion. The client is urged to retain an expert in this field, if desired. The Opinion assumes the real and tangible personal property is “clean” and free of any of these adverse conditions unless we have been notified to the contrary in writing.

12.	Unless otherwise stated, no effort has been made to determine the possible effect, if any, on the subject businesses because of future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

13.	We take no responsibility for any events, conditions or circumstances affecting the subject businesses or their solvency, that take place subsequent to the effective date of the Opinion.

Board of Directors
Resources Capital Group, Inc.
October 22, 2002

14.	Events and circumstances frequently do not occur as expected. Prospective financial information and actual results may differ, and those differences may be material. Accordingly, to the extent that any of the information relied upon requires adjustment, the impact on the Opinion could be significant.

15.	Adams Capital’s fee for providing the Opinion is not contingent upon the conclusions contained therein. Adams Capital has determined to the best of its knowledge and in good faith that neither it nor any of its agents have any financial interest in the subject businesses.

Board of Directors
Resources Capital Group, Inc.
October 22, 2002

QUALIFICATIONS

David P. Adams III
CPA, ABV, ASA
 President

Professional Background

Mr. Adams is President of Adams Capital, Inc. He is an expert in the valuation of businesses, business interests, and tangible and intangible property for mergers and acquisitions, corporate recapitalization, privatization, gift and estate tax planning, bankruptcy proceedings, dissenting shareholders, Employee Stock Ownership Plans, and financial and tax reporting. Prior to forming Adams Capital, Inc., Mr. Adams practiced business valuation services with Coopers & Lybrand LLP and KPMG Peat Marwick LLP, two of the international “Big Five” accounting and consulting firms.

Mr. Adams has managed major international acquisition engagements in Australia, Belgium, Canada, France, Germany, Italy, Japan, Mexico, Norway, Spain, Sweden, the United Kingdom, the United States, and Uruguay.

Mr. Adams’ industry experience includes agribusiness, automotive, banking, distribution, entertainment, foods, healthcare, high technology, insurance, manufacturing, mining, petrochemicals, plastics, real estate, retail, telecommunications, textiles, and utilities.

Education and Professional Affiliations

Mr. Adams received a BS degree in Mechanical Engineering from the Georgia Institute of Technology and an MBA with concentration in finance from Georgia State University. He is an Accredited Senior Appraiser with the American Society of Appraisers (ASA), and past president of the Atlanta ASA Chapter. Mr. Adams is a Certified Public Accountant, Accredited in Business Valuation (ABV), and a member of the American Institute of Certified Public Accountants, Georgia Society of Certified Public Accountants (GSCPA), the American Society of Mechanical Engineers, and the American Society of Cost Engineers. Mr. Adams is also a member of the Estate, Gift, & Trust and Personal Finance Committees of the GSCPA. He is past President of the GSCPA Buckhead Chapter and past Management Committee member of the GSCPA. Mr. Adams currently serves on the Board of the GSCPA.

Expert Testimony

Mr. Adams is recognized as a qualified expert witness and has provided courtroom testimony in Alabama, California, Florida, Georgia, Pennsylvania and Tennessee.

Board of Directors
Resources Capital Group, Inc.
October 22, 2002

David P. Adams III
CPA, ABV, ASA

Writings, Presentations, and Articles

Current Status of Valuation Discounts, Presentation to 41st Annual Estate Planning Institute Co-Sponsored by the State Bar of Georgia, Georgia Society of CPAs, Georgia State Association of Life Underwriters, and the Georgia Bankers Association.

Appraisals and Valuations — Advanced Topics in Discount Determination and Minority Ownership Interest Valuation, Presentation to New York University’s 54th Institute on Federal Taxation, New York, New York.

Estate and Gift Tax, Mergers and Acquisitions — Case Study, Co-Author and Instructor of national American Institute of Certified Public Accountants, Business Valuation (NBV6) course.

Minority Interest Valuation — Discounts and Premiums, Co-Author and Instructor, of national American Institute of Certified Public Accountants (NBV5) course.

The Income Approach and The Asset-Based Approach to Valuation, Instructor of national American Institute of Certified Public Accountants (NBV4) course.

Discounts and Premiums, Presentation to Valuation Network Limited/Valuation International Limited, Portland, Oregon.

Property Taxation, Presentation to the Atlanta Chapter of Georgia Society of Certified Public Accountants, Atlanta, Georgia.

Valuation of Tangible Assets, Presentation at National Valuation Partner Symposium.

Independence, Ethics, and Contingent Fees, Publication for an International “Big 5” Accounting and Consulting Firm.

Valuation of Tangible Assets, Guidelines and Procedures for an International “Big 5” Accounting and Consulting Firm.

Real Estate and Tangible Asset Appraisal, Presentation to National Partner/Manager Real Estate Symposium.

Property Taxation, Instructor for Regional Course Accountants’ Forum.

Frequent speaker on business valuation issues for CPE and CLE seminars.

RESOURCE CAPITAL GROUP, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH ___, 2003

     The undersigned hereby appoints Martin D. Newman, proxy, with power of substitution, to vote the shares of common stock of Resource Capital Group, Inc. (the “Company’) that the undersigned is entitled to vote at the special meeting of shareholders to be held at the offices of the Company at 419 Crossville Road, Suite 204, Roswell, Georgia 30075 on      , March      , 2003, at a.m., and any adjournment thereof, as follows:

PROPOSAL ONE:	To adopt the Amendment to the Certificate of Incorporation to effect a reverse stock split of the outstanding shares of common stock as set forth in the proxy statement/prospectus provided to stockholders:

The Board of Directors unanimously recommends that stockholders vote “FOR” the Reverse Stock Split and the related amendment to the Company’s Certificate of Incorporation.

FOR	AGAINST	ABSTAIN

PROPOSAL TWO:	To adopt the Amendment to the Certificate of Incorporation to reduce the authorized shares of common stock as set forth in the proxy statement/prospectus provided to stockholders:

The Board of Directors unanimously recommends that stockholders vote “FOR” the Reduction in Authorized Common Stock and the related amendment to the Company’s Certificate of Incorporation.

FOR	AGAINST	ABSTAIN

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY PROPERLY COME BEFORE THIS SPECIAL MEETING.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. THE PROXY MAY VOTE IN HIS DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Signatures should correspond exactly with the name or names appearing on the stock certificate(s). If shares are registered in more than one name, all holders must sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such. If a partnership, please sign in the partnership name by an authorized person.

Dated:	, 2003

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, sign, date and return this proxy promptly, using the enclosed envelope.
No postage necessary.

Please Return Proxy As Soon As Possible